Exhibit 23.2

October 26, 2012

ChipMOS TECHNOLOGIES (Bermuda) LTD.

No.1, R&D Road 1

Hsinchu Science Park

Hsinchu, Taiwan

Republic of China

Ladies and Gentlemen:

We act as special counsel as to the Republic of China (the “ROC” law to ChipMOS TECHNOLOGIES (Bermuda) LTD. (the “Company”) in connection with the registration of 300,000 shares of common stock, par value US$0.04 per share, of the Company, that may be sold pursuant to the prospectus supplement in connection with the Registration Statement of Form F-3 declared effective on September 5, 2012, and the Registration Statement of Form F-3 date hereof (collectively, the “Registration Statement”), filed with the Securities and Exchange Commission under the United States Securities Act of 1933, as amended (the “Act”).

We hereby consent to the reference to our name under the heading “Risk Relating to Our Relationship with Mosel” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of person whose consent is required under Section 7 of the Act or the regulations promulgated thereunder.

Sincerely yours,

LEE AND LI

/s/ Oliver Hung	/s/ Patricia Lin
Oliver Hung	Patricia Lin